EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contacts: Howard Kaminsky, Exec. VP-CFO (818) 949-5386 Cara O’Brien, Financial Dynamics (212) 850-5669 Rachel Albert, Financial Dynamics (212) 850-5706

SPORT CHALET ANNOUNCES RESULTS OF
ANNUAL MEETING OF STOCKHOLDERS

~ Company Will Execute Stock Dividend on September 29, 2005 ~

~ Sport Chalet’s Stock to Trade Under New Ticker Symbol Effective September 21, 2005 ~

Los Angeles, California - (September 20, 2005) - Sport Chalet, Inc. (the “Company”) (Nasdaq: SPCH) today announced the results of its annual meeting of stockholders held September 20, 2005. At the meeting, the stockholders:

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Elected Al D. McCready, Eric S. Olberz and Frederick H. Schneider as Class 1 directors to hold office until the annual meeting of stockholders to be held in 2008, or until their respective successors have been elected and qualified.

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Approved an amendment of the Company's Amended and Restated Certificate of Incorporation that (i) increases the authorized number of shares of all classes of capital stock from 17,000,000 to 50,000,000, consisting of 46,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock and 2,000,000 shares of preferred stock, (ii) establishes the rights, preferences and privileges of, and the restrictions on, the Class A Common Stock and the Class B Common Stock, and (iii) reclassifies each outstanding share of Common Stock as 0.25 share of Class B Common Stock.

•	Approved a transfer of shares of Class B Common Stock by The Olberz Family Trust to Craig L. Levra, Chairman and Chief Executive Officer, and Howard K. Kaminsky, Chief Financial Officer.

•	Approved amendments of the Company's 1992 Incentive Award Plan and 2004 Equity Incentive Plan to conform to the above changes in the capital stock of the Company.

•	Ratified the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2006.

The nominees and proposals mentioned above received an affirmative vote from the majority of outstanding shares held by persons other than Norbert Olberz, Craig L. Levra and Howard K. Kaminsky.

Stock Dividend

Sport Chalet also announced that as part of the recapitalization plan that was approved at the annual meeting of stockholders the Board has declared a stock dividend payable on September 29, 2005 to stockholders of record on September 22, 2005. Under the terms of the stock dividend, each stockholder will receive seven shares of Class A Common Stock for each share of Class B Common Stock held on the record date.

New Ticker Symbols

Sport Chalet also announced that as of the opening of trading on Wednesday, September 21, 2005, the Company’s common stock will commence trading under a new ticker symbol. Sport Chalet’s Class B Common Stock will trade under the symbol SPCHB. The commencement of trading of Class B Common Stock follows the approval of the Company’s recapitalization plan at the annual meeting of stockholders described above which resulted in the reclassification of each outstanding share of common stock into 0.25 shares of Class B Common Stock. Sport Chalet anticipates that on September 30, 2005, the Class B Common Stock will commence trading ex-dividend of the Class A Common Stock dividend described above. On and after September 30, 2005, the Class A Common Stock will trade under the ticker symbol SPCHA.

About Sport Chalet, Inc.

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California and Southern Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its current 36 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.